Exhibit 8.1 to Report
                                   on Form 8-K
                                  Current Report
                          by Parker-Hannifin Corporation


                        Opinion of Jones, Day, Reavis & Pogue

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                                              June 3, 1996


Parker-Hannifin Corporation
17325 Euclid Avenue
Cleveland, Ohio  44112


          Re:  Parker-Hannifin Corporation Medium-Term Notes


Ladies and Gentlemen:

          We have acted as special tax counsel to Parker-Hannifin Corporation (the "Company") in connection with its medium-term notes (the "Notes"), which may be issued in one or more series and may be offered and sold in the United States from time to time, as set forth in the Company's Prospectus (the "Prospectus"), dated May 3, 1996, and the Company's Prospectus Supplement (the "Prospectus Supplement"), dated June 3, 1996.

          This letter will be deemed accepted by you in the form hereof upon the filing of the Prospectus Supplement with the Securities and Exchange Commission. Your acceptance of this letter in the form hereof constitutes your acceptance of, and acquiescence in, the assumptions, exclusions, limitations and rules of construction set forth below.


1.     AUTHORITIES EXAMINED

          In rendering the opinion set forth below, we have examined and relied upon provisions of the Internal Revenue Code of 1986, as amended (hereinafter "I.R.C." or the "Code"); final, temporary and proposed regulations promulgated under the Code by the U.S. Department of the Treasury; administrative pronouncements issued by the U.S. Internal Revenue Service; judicial decisions rendered by U.S. Federal courts of competent jurisdiction; and such other sources and authorities that we have deemed relevant in reaching the conclusions expressed herein.

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Parker-Hannifin Corporation
June 3, 1996
Page 2



2.     OPINION

          Based upon the foregoing, and subject to the assumptions, exclusions and limitations set forth below, we are of the opinion that the discussion contained in the section of the Prospectus Supplement entitled "United States Taxation" accurately reflects the material United States federal income tax consequences of the ownership and disposition of the Notes purchased by an initial Holder (as defined in such section) thereof at the "issue price" (as defined in such section).


3.     ASSUMPTIONS

          In rendering the opinion set forth above, we have assumed (and we have made no independent investigation or inquiry whatsoever to confirm, and we expressly disclaim any intent, undertaking or obligation to make any such investigation or inquiry to confirm) that:

     3.1. Each document that was required to be executed but was not executed, or that was otherwise not in final form, on the date on which we examined such document, will be timely executed and/or delivered in final form, which final form will not differ in any material respect from the form in which such document was examined by us on such date.

     3.2. The representations made to us by officers of the Company, whether orally or in writing, with respect to the subject matter of the opinion set forth above are true, correct and complete in all material respects as of the date they were made and at all times thereafter through and including the date hereof.

     3.3. The transactions contemplated by the Prospectus Supplement will not contravene any obligation to which any party is subject.

     3.4. All assumptions made in connection with the delivery of any other opinion to the addressee hereof or any other person, whether by ourselves or by any other professional adviser, in connection with any transaction or subject matter reasonably related to the subject matter of our opinion set forth above are correct at all relevant times through and including the later of the date of such other opinion and the date hereof.

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Parker-Hannifin Corporation
June 3, 1996
Page 3



4.     EXCLUSIONS

          Anything in the foregoing to the contrary notwithstanding, we expressly decline to opine upon, and expressly disclaim any intent, undertaking or obligation to opine upon, and hereby expressly exclude from the scope of the opinion set forth above, the following matters:

     4.1. Any and all matters arising under the laws of any State of the United States or the District of Columbia or any political subdivision thereof.

     4.2. Any and all matters arising under the laws of any country other than the United States. For this purpose, the depen-dencies, protectorates, territories and possessions of the United States shall be deemed to be countries other than the United States.

     4.3. Any and all matters with respect to any tax other than the U.S. Federal income tax.

     4.4. The effect upon the opinion set forth above of any provision of law that may affect any particular person differently from any other person, by reason of such first-mentioned person's special status, characteristics or situation.


5.     LIMITATIONS

     5.1. The opinion set forth above is furnished only as to facts and circumstances existing at the date hereof and actually known or represented to us on such date. If any such facts and circumstances should change, or if a determination is made hereafter that any such facts or circumstances were untrue or inaccurate on such date, any such change or determination could adversely affect or render inapplicable the opinion set forth above. We expressly disclaim any intent, undertaking or obligation to notify the addressee hereof or any other person of any such change or determination of which we may subsequently become aware or any possible effects thereof on the opinion set forth above.

     5.2. The opinion set forth above is furnished in express reliance on the assumptions set forth in Section 3


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Parker-Hannifin Corporation
June 3, 1996
Page 4
              hereof. If a determination is made hereafter that any such assumption was untrue or inaccurate as of the date hereof, any such determination could adversely affect or render inapplicable the opinion set forth above. We expressly disclaim any intent, undertaking or obligation to notify the addressee hereof or any other person of any such determination of which we may subsequently become aware or of any possible effects thereof on the opinion set forth above.

     5.3. Each of the sources and authorities described in Section 1 hereof is subject to repeal, revocation or modification without notice, possibly with retroactive effect; any such repeal, revocation or modification could adversely affect or render inapplicable the opinion set forth above. The opinion set forth above applies only to the subject matter thereof as at the date hereof, and we expressly disclaim any intent, undertaking or obligation to notify the addressee hereof or any other person of any such repeal, revocation or modification or any possible effects thereof on the opinion set forth above.

     5.4. The contents of Section 2 hereof, subject to and as modified by the remaining contents hereof, constitute the entirety of the opinion and advice furnished by us to the addressee hereof with respect to the subject matter hereof. This original and any simultaneously executed counterparts hereof together constitute one and the same original writing, which writing supersedes any and all (a) prior drafts or versions hereof and
              (b) prior or contemporaneous statements, conclusions, representations, writings, understandings, opinions, dis-cussions and other communications in any form between us and any addressee hereof relating to the subject matter hereof.
              In proving the existence or contents of this letter, it shall not be necessary to produce, refer to or account for (a) any particular executed original counterpart hereof in preference to any other such counterpart, or (b) more than one such counterpart.

     5.5. No oral communication made after the date hereof shall be deemed or effective to modify the contents hereof in any manner. No written communication made


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Parker-Hannifin Corporation
June 3, 1996
Page 5

              after the date hereof shall be deemed or effective to modify the contents hereof in any manner, except to the extent that any such modification is explicitly set forth in such subsequent written communication and contains an express reference to this letter.

     5.6. In rendering the opinion contained in Section 2 hereof, we do not purport to be experts on laws other than the Federal laws of the United States.

     5.7. The opinion set forth above is furnished solely for the benefit of the addressee hereof and may not, except as specifically provided below, be used, relied upon, referred to or quoted by any other person without our prior specific written consent thereto. There are no express or implied third-party beneficiaries of or in the opinion set forth above.


6.     RULES OF CONSTRUCTION

          In interpreting the provisions of this letter, the following rules of interpretation and construction shall apply:

     6.1. The terms and provisions hereof and the wording used herein shall in all cases be interpreted and construed in accordance with their fair meanings and not strictly for or against any person.

     6.2. Capitalized terms used herein without definition have the res-pective meanings set forth in the Prospectus or Prospectus Supplement.

     6.3. The captions at the headings of each Section of this letter are provided for convenience of reference only, and are in no way intended or to be used or applied to describe, interpret, construe, define or limit the scope, extent, intent, meaning or operation of any term or provision hereof.

     6.4. Unless the context clearly requires otherwise, each reference to, and each use of, any of the masculine, feminine or neuter genders herein shall be deemed to constitute a reference to, and a use of, each such gender without distinction.

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Parker-Hannifin Corporation
June 3, 1996
Page 6


     6.5. Unless the context clearly requires otherwise, each reference to, and each use of, either the singular or plural number herein shall be deemed to constitute a reference to, and a use of, each such number without distinction.

                                   ****

          We hereby consent to the furnishing of the opinion as Exhibit 8.1 to Registration Statement No. 333-07261 on Form S-3 filed by the Company to effect registration of the Notes under the Securities Act of 1933 and to the reference to us under the caption "United States Taxation" in the Prospectus Supplement.


                                          Very truly yours,


                                          Jones, Day, Reavis & Pogue

                                          Jones, Day, Reavis & Pogue